UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 28, 2014
Skyworks Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-05560	04-2302115
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Sylvan Road, Woburn, Massachusetts		01801
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:		781-376-3000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-3.1

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a) On January 28, 2014, the Board of Directors (the “Board”) of Skyworks Solutions, Inc. (the “Registrant”), approved amendments to Article II, Section 10, and Article III, Section 3, of the Registrant’s Second Amended and Restated By-laws, as Amended (the “By-laws”). These amendments, which became effective immediately upon their approval by the Board, provide that in an uncontested election of directors, a nominee for election as a director will be elected to the Board if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election (with “abstentions” and “broker non-votes” not counted as votes “for” or “against” such nominee’s election). A plurality voting standard, which previously applied to all director elections, remains applicable to any election in which the number of nominees for election as directors exceeds the number of directors to be elected.
The text of each amendment is set forth in Exhibit 3.1 hereto. All other terms of the By-laws remain the same. The Registrant will file a complete copy of the By-laws, as amended, as an exhibit to its next quarterly report on Form l0-Q.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
3.1	Amendments to Article II, Section 10, and Article III, Section 3, of the Second Amended and Restated By-laws, as Amended, of Skyworks Solutions, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyworks Solutions, Inc.

January 31, 2014	By:	/s/ Mark V.B. Tremallo
Name: Mark V.B. Tremallo
Title: Vice President, General Counsel and Secretary